UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2018 (September 11, 2018)

SITO MOBILE, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-37535	13-4122844
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, NJ	07310
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (201) 275-0555

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As reported in its Current Report on Form 8-K filed on July 26, 2018, SITO Mobile, Ltd. (the “Company”) announced that as of July 23, 2018 (the “Resignation Date”), Mark Del Priore resigned from his role as Chief Financial Officer. On September 11, 2018, the Company entered into a separation agreement and mutual release with Mr. Del Priore (the “Separation Agreement”).

Pursuant to the Separation Agreement, Mr. Del Priore’s employment agreement with the Company was terminated as of the Resignation Date. In addition, under the Separation Agreement, the Company will:

i.	continue to pay Mr. Del Priore his base salary $225,000 per annum for a period of twelve months immediately following the Resignation Date, which amount shall be payable in accordance with the Company's standard payroll practices;

ii.	pay Mr. Del Priore an amount equal to $225,000, which amount shall be paid in one lump sum in calendar year 2019, at the time annual bonuses are paid to the Company's other senior executives (or, if no such bonuses are paid by June 30, 2019, then on or before that date);

iii.	accelerate the vesting of that restricted certain stock option that was granted to Mr. Del Priore pursuant to his employment agreement to purchase an aggregate of 100,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at an exercise price of $6.01 per share (representing the closing price of the Common Stock on NASDAQ on the date of grant);

iv.	accelerate the vesting of a portion of that certain restricted stock unit award that was granted to Mr. Del Priore pursuant to his employment agreement with respect to a total of 64,397 shares of the Company’s Common Stock; and

v.	waive the applicable premium otherwise payable for continuation of health insurance coverage for Mr. Del Priore, his spouse and eligible dependents under The Consolidated Omnibus Budget Reconciliation Act for a period equal to twelve months immediately following the Resignation Date.

The Separation Agreement contains confidentiality and non-solicitation restrictions, which will apply for a one-year period following the effective date of the Separation Agreement, mutual non-disparagement provisions and a mutual release.

The description of terms and conditions of the Separation Agreement set forth herein does not purport to be complete and is qualified in its entirety by the full text of the Separation Agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number
10.1	Separation Agreement and Mutual Release dated as of September 11, 2018, by and between SITO Mobile, Ltd. and Mark Del Priore

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SITO MOBILE, LTD.
(Registrant)

Date: September 12, 2018	/s/ Aaron Tam
Name: Aaron Tam
Title: Interim Co-Chief Financial Officer

Exhibit Index

Exhibit Number
10.1	Separation Agreement and Mutual Release dated as of September 11, 2018, by and between SITO Mobile, Ltd. and Mark Del Priore

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